PATH 1 NETWORK TECHNOLOGIES INC.
                         NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class A Common Stock of Path 1 Network Technologies Inc. (the "Corporation"):


Optionee:
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Grant Date:
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Vesting Commencement Date:
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Grant  Number:             Exercise  Price: $ per share
-------------------------- -----------------------------------------------------

Number of Option Shares:                                                 shares
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Maximum Expiration Date:
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                 Type of Grant:             Incentive Stock Option
                                -----------
                                            Non-Statutory Stock Option
                                -----------
                                            Restricted Stock
                                -----------

Vesting Schedule:
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     This Option may be exercised,  at any time before it terminates or expires, for all or any portion of the vested Option Shares.

     The Option Shares shall vest as follows (based on Service):

     Other Provisions:

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Path 1 Network Technologies Inc. 2000 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

     No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:


                                       PATH 1 NETWORK TECHNOLOGIES INC.

                                       By:
                                       -----------------------------------------

                                       Title:
                                       -----------------------------------------


                                       OPTIONEE


                                       By:
                                       -----------------------------------------

                                       Address:
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                                       -----------------------------------------





Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - 2000 Stock Option/Stock Issuance Plan



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                                       A-1


                                    EXHIBIT A

                             STOCK OPTION AGREEMENT



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                                    EXHIBIT B

                     2000 STOCK OPTION / STOCK ISSUANCE PLAN